UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.03

Item 2.01	Completion of Acquisition or Disposition of Assets

See Item 2.03

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 26, 2008, Indevus Pharmaceuticals, Inc., or Indevus, issued a press release announcing it closed a private placement to institutional investors of $105 million in aggregate principal amount of 16% non-convertible, non-recourse, secured promissory notes due 2024, or the Notes. The Notes were issued by Ledgemont Royalty Sub LLC, a wholly-owned subsidiary of Indevus, or Royalty Sub. The Notes are secured by royalties payable from sales in the United States of SANCTURA® and SANCTURA XR™, drugs approved for the treatment of overactive bladder and marketed by Allergan, Inc., or Allergan. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with the issuance of the Notes by Royalty Sub, Indevus entered into a purchase and sale agreement, or the Purchase and Sale Agreement, dated as of August 26, 2008, by and between Indevus and Royalty Sub. Under the terms of the Purchase and Sale Agreement, Indevus sold to Royalty Sub, among other things, the rights of Indevus to receive royalty payments from Allergan arising under that certain Amended and Restated License, Commercialization and Supply Agreement effective as of October 16, 2007, or the Allergan Agreement (but excluding certain payments due or to be paid to Indevus relating to, among other things, third party royalties, sales force reimbursements, finished products that are not SANCTURA® and SANCTURA XR™ and supply and processing obligations). Of the $105 million in gross proceeds from the sale of the Notes, $10 million was used to fund an “Interest Reserve Account” for the payment of any interest shortfall, or if none, repayment of principal due under the Notes and approximately $3.7 million was used to pay transaction expenses incurred in connection with the financing. Indevus and Royalty Sub have agreed to certain covenants in the Purchase and Sale Agreement that are intended to preserve the value of the assets purchased under the Purchase and Sale Agreement. The Purchase and Sale Agreement includes customary representations, warranties and covenants by Indevus and customary indemnification and other provisions typical for asset sale agreements in structured financings.

The Notes were issued by Royalty Sub under an Indenture, dated as of August 26, 2008, or the Indenture, by and between Royalty Sub and U.S. Bank National Association, as Trustee, or the Trustee. Principal and interest on the Notes issued by Royalty Sub are payable from, and are secured by, royalty payments under the Allergan Agreement. Payments may also be made from the Interest Reserve Account and certain other accounts established in accordance with the Indenture and discussed herein. Principal on the Notes is required to be paid in full by the final legal maturity date of November 5, 2024, unless repaid or redeemed earlier. In the event the Notes are repaid or redeemed prior to November 5, 2024, the Noteholders will be entitled to a redemption premium described below. The interest rate applicable to the Notes is 16% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) and is payable quarterly in arrears on February 5, May 5, August 5 and November 5 of each year, beginning on November 5, 2008, or each, a Payment Date. The calculation date for each such Payment Date will be the fifth business day immediately preceding such Payment Date, or the Calculation Date.

To secure repayment of the Notes, Royalty Sub has, pursuant to the Indenture, granted a continuing security interest to the Trustee for the benefit of the Noteholders in, among other things, the following property, rights and privileges: the royalty payments made by Allergan under the Allergan Agreement discussed above, all of its rights under the Purchase and Sale Agreement, the Servicing Agreement, dated August 26, 2008, by and between Indevus and Royalty Sub and any accounts established in accordance with the Indenture (and all amounts from time to time credited to such accounts).

Royalty Sub’s obligations to pay principal and interest on the Notes are obligations solely of Royalty Sub and are without recourse to any other person, including Indevus, except that Indevus did pledge its equity interests in Royalty Sub in support of the Notes. If an Event of Default (as described below) has occurred and is continuing, Indevus shall not be entitled to receive any subsequent dividends or other distributions on Indevus’ equity interest in Royalty Sub and, unless otherwise agreed by the Trustee at the direction of Noteholders of a majority of the outstanding principal balance of the Notes, all such subsequent dividends and other distributions shall constitute collateral held for the benefit of the Noteholders.

Various accounts have been established in accordance with the Indenture, including, among others, the Interest Reserve Account as well an account into which the royalty payments under the Allergan Agreement will be made, which will be the “Collection Account.” In addition, Indevus may, but is not obligated to, make capital contributions to a capital account, or “Capital Account,” that may be used to make interest payments on the Notes on up to six Payment Dates in total and not more than three consecutive Payment Dates.

On each Payment Date, funds in the Collection Account (and the Interest Reserve Account and other accounts under certain prescribed circumstances) will be applied by the Trustee in the order of priority set forth below:

•	first, to the payment of all Expenses (defined below) not previously paid or reimbursed;

•

second, to the Trustee for distribution to the Noteholders, all interest due and payable on the Notes, including any accrued and unpaid interest due on prior Payment Dates, and any accrued and unpaid interest on such unpaid interest, compounded quarterly, taking into account any amounts paid from the Interest Reserve Account and Capital Account on such Payment Date;

•

third, to Indevus (or any successor equity holder of Royalty Sub), a tax distribution in an amount equal to a marginal tax rate of certain amounts in the Collection Account that exceed $1,850,000 after payment of expenses and interest; provided, that no such tax distribution shall be made if (x) an Event of Default or a certain material adverse developments have occurred and are continuing or (y) the amount of royalties in the Collection Account in respect of such Payment Date prior to application of payments on such Payment Date is less than certain prescribed amounts; provided further, with respect to certain of these material adverse developments, the tax distribution amounts will be placed in an escrow account and released to Indevus (or any successor equity holder of Royalty Sub) upon satisfaction of certain prescribed conditions;

•

fourth, to the Trustee for distribution to the Noteholders, principal payments on the Notes (without premium or penalty), allocated pro rata in proportion to the outstanding principal balance of such Notes held by such Noteholders, until the outstanding principal balance of such Notes has been paid in full;

•	fifth, after the Notes have been paid in full, to the ratable payment of all other obligations under the Indenture until all such amounts are paid in full; and

•	sixth, after the Notes have been paid in full, to Royalty Sub, all remaining amounts.

“Expenses” means any and all reasonable out-of-pocket fees, costs and expenses of Royalty Sub, including the fees, expenses and indemnities of service providers (provided, that, with respect to Indevus, as “Servicer,” such expenses shall only be the payment of the fee of Indevus in an amount equal to $5,000 per quarter (the “Quarterly Servicing Fee”) and reasonable out of-pocket expenses), the fees and out-of-pocket expenses of counsel to the Trustee and Royalty Sub incurred after the consummation of the transaction, any expenses incurred in auditing the accuracy of Allergan’s payments, the fees and expenses of any nationally recognized independent public accounting firm engaged as auditors of Royalty Sub, any expenses incurred in connection with the exercise of audit rights at the direction of Royalty Sub or at the direction of the Noteholders pursuant to the Indenture and any payments by Royalty Sub to third parties in respect of obligations for which indemnification payments have been received from Indevus; provided, however, that, except as expressly provided in the Indenture, Expenses shall not include any expenses incurred in the consummation of the transaction, any amounts related to Royalty Sub’s indemnification or contribution obligations set forth in its organizational documents or any other amounts ranking pari passu with or junior to interest payable on the Notes in the priority of payments set forth above.

If the Available Collections Amount on any Payment Date is insufficient to pay all of the interest due on a Payment Date, unless sufficient capital is contributed to Royalty Sub by Indevus as described above or the Interest Reserve Account is available to make such payment, the shortfall in interest will accrue interest at the interest rate applicable to the Notes compounded quarterly. If such shortfall (and interest thereon) is not paid in full by the succeeding Payment Date, an “Event of Default” under the Indenture will occur. Events of Default under the Indenture include, but are not limited to, the following:

•

failure to pay interest on the Notes due on any Payment Date (other than the final legal maturity date or any redemption date) in full by the next succeeding Payment Date, together with any additional accrued and unpaid interest on any interest not paid on the Payment Date on which it was originally due;

•	(i) failure to pay principal and premium, if any, and accrued and unpaid interest on the Notes on the final legal maturity date or (ii) failure to pay the redemption price on any redemption date;

•

failure to pay any other amount due and payable under the Indenture and the continuance of such default for a period of 30 or more days after written notice thereof is given to Royalty Sub by the Trustee;

•

(i) failure by Royalty Sub to comply with certain enumerated covenants set forth in the Indenture, and written notice thereof being given to Royalty Sub by the Trustee at the written direction of Noteholders of a majority of the outstanding principal balance of the Notes; or (ii) failure by Royalty Sub to comply with any of the other covenants, obligations, conditions or provisions binding on it under the Indenture or the Notes (other than a payment default for which provision is made in the prior bullet points) if (in the case of this clause (ii) only) such failure continues for a period of 30 days or more after written notice thereof has been given to Royalty Sub by the Trustee at the written direction of Noteholders of a majority of the outstanding principal balance of the Notes;

•	Royalty Sub becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy (each as defined in the Indenture);

•

any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against Royalty Sub and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

•	Indevus shall have failed to perform any of its covenants under the pledge agreement and such failure has a material adverse effect;

•	the Trustee shall fail to have a first-priority perfected security interest in any of the collateral securing the Notes or in any of the equity in Royalty Sub pledged by Indevus;

•

any mandatory action by the FDA resulting in the withdrawal in the United States of the approval to market or sell SANCTURA® or SANCTURA XR™ for efficacy or safety reasons where such withdrawal would reasonably be expected to have a material adverse effect; or

•	Royalty Sub becomes an investment company required to be registered under the Investment Company Act of 1940, as amended.

The Indenture does not contain any financial covenants. The Indenture includes customary representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, Events of Default and remedies, and provisions regarding the duties of the Trustee, indemnification of the Trustee, and other matters typical for indentures used in structured financings.

The Notes will be subject to redemption at the option of Royalty Sub on any Payment Date specified by Royalty Sub as provided below, (i) in whole but not in part, out of proceeds of any subsequent issuance of notes, the Interest Reserve Account or the Capital Account or (ii) in whole or in part, out of amounts available in the redemption account established by Indevus on behalf of Royalty Sub for such purpose, if any, but excluding in the case of a redemption in part, any funds in the Interest Reserve Account or the Capital Account, in each case, upon payment of the redemption price of the Notes to be redeemed, or the Redemption Price, together with accrued and unpaid interest through the redemption date. The Redemption Price will be calculated as follows. If the applicable redemption of the Notes occurs on or prior to August 5, 2010, the Redemption Price will be equal to the greater of (x) the outstanding principal balance of the Notes being redeemed and (y) the present value, discounted at the rate on U.S. Treasury obligations with a comparable maturity to the remaining weighted average life of the Notes plus 1.00%, of the principal payment amounts and interest at the rate applicable to the Notes on the outstanding principal balance of the Notes. If the applicable redemption of the Notes occurs after August 5, 2010, the Redemption Price will be equal to the percentage of the outstanding principal balance of the Notes being redeemed specified below for the period in which the redemption occurs:

Payment Dates (between indicated dates)	Redemption Percentage
From November 5, 2010 to and including August 5, 2011	108%
From November 5, 2011 to and including August 5, 2012	104%
From November 5, 2012 and thereafter	100%

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

99.1	Press Release issued on August 26, 2008

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO®, VANTAS® and SUPPRELIN® LA; need for additional funds and corporate partners, including for the development of our products; effectiveness of our sales force; competition and its effect on pricing, spending, third-party relationships and revenues; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; risks associated with being a manufacturer of some of our products; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR™; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, changes in reimbursement policies and/or rates for SANCTURA, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; acceptance by the healthcare community of our approved products and product candidates; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, and VALSTAR; product liability and insurance uncertainties; risks relating to the Redux-related litigation; history of operating losses and expectation of future losses; uncertainties relating to controls over financial reporting; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: September 2, 2008	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer